Exhibit 3.102(a)
FEE: $50.00 Amended Article FILED OF JAN 29 1999 ORGANIZATION OKLAHOMA SECRETARY OF STATE PLEASE PRINT CLEARLY FOR OFFICE USE ONLY FILE IN DUPLICATE TO: THE OKLAHOMA SECRETARY OF STATE, 101 State Capitol, Oklahoma City, OK 73105 The undersigned, for the purpose of amending the articles of organization of an Oklahoma limited liability company pursuant to the provisions of Title 18, Section 2011, does hereby execute the following amended articles: 1 (A) The name of the limited liability company: Surgery centers of America II, L.L.C. (B) The name of the limited liability company has been changed to: (NOTE: The name must contain either the words, Ilimited liability companyE or Ilimited companyE or the abbreviations IL.L.C.E orE IL.C.E The word, IlimitedE may be abbreviated as ILtd.E and the word ICompanyE may be abbreviated as Co.E) 2. The date of filing of the original articles of organization August 6, 1996 3. The street address of its principal place of business in this state: 1930 S. Bryant Edmond OK 73013 Street address City State Zip Code 4. The name and address of the resident agent in the state of Oklahoma: Joe H. Huffmyer 1930 S. Boulevard Edmond OK 73013 Name Street Address City State Zip Code (P.O. Boxes are not acceptable.)

5. Set forth clearly any and all amendments to the articles of organization. The Company shall continue perpetually, unless sooner terminated as provided in the Company Operating Agreement. Amended Articles of Organization must be signed by a manager. Dated: 11-30-98 Signature JOE H. Huffmyer Type or Print name 1930 S. [ILLEGIBLE] Address (SOS FORM 0079/9/93)

FEE: $100.00 ARTICLES AUG 6 1996 OF OKLAHOMA SECRETARY ORGANIZATION OF STATE PLEASE PRINT CLEARLY FOR OFFICE USE ONLY TO: THE OKLAHOMA SECRETARY OF STATE, 101 State Capitol, Oklahoma City, OK 73105 The undersigned, for the purpose of forming an Oklahoma limited liability company pursuant to the provisions OF 18 O.S. 193 Supp. , Section 2004, does hereby execute the following articles: 1. The name of the limited liability company (Note: the name must contain either the words "limited liability companyE or Ilimited companyE or the abbreviations IL.L.C.E or IL.C.E the word IlimitedE may be abbreviated as ILtd.E and the word ICompanyE may be abbreviated as ICo.E) Surgery centers of America II, L.L.C. 2. The street address of its principal place of business in the State of Oklahoma: 1930 S. Bryant ____________________________Edmond OK 73013 Street address City State Zip 3. The name and address of the resident agent in the State of Oklahoma: W H. Huffmyer_______________1930 S. Bryant Edmond OK 73013 Name Street Address City State Zip (P.O. boxes are not acceptable) i4. The latest date on which the limited liability company is to dissolve: January 1, 2020 Articles of organization must be signed by atleast one person who need not be a member of the limited liability company. Dated [ILLEGIBLE] Signature [ILLEGIBLE] Type or Print name Dr. Joe H. Huffmyer Address 1930 S. 1930 S Bryant Edmond 73013